UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 12, 2015
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 12, 2015, Laboratory Corporation of America® Holdings (LabCorp®) (LH: NYSE) announced the nationwide availability of a new FDA-approved diagnostic test for PD-L1 associated with the expanded approval of Bristol-Myers Squibb Company’s (BMS) OPDIVO® (nivolumab) for the treatment of all appropriate patients with previously-treated non-small cell lung cancer (NSCLC). The PD-L1 IHC 28-8 pharmDx assay was developed by Dako, an Agilent Technologies company. The assay was used to assess PD-L1 expression in the Phase 3 CheckMate 057 trial, in which OPDIVO demonstrated superior overall survival compared to chemotherapy in patients with previously treated metastatic non-squamous NSCLC. This approval expands the indication for OPDIVO to include previously treated non-squamous NSCLC in addition to the squamous NSCLC indication. The test, although not required for OPDIVO, is a new tool that provides physicians with information on the potential survival benefit of treatment with OPDIVO.

99.1 Press Release dated October 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

October 12, 2015